Exhibit 99.1

DONGFENG DANA AXLE CO., LTD.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED

DECEMBER 31, 2010

Report of Independent Auditors

The Board of Directors and Shareholders of Dongfeng Dana Axle Co., Ltd.

We have audited the accompanying consolidated balance sheet of Dongfeng Dana Axle Co., Ltd. (the “Company”) as of December 31, 2010, and the related consolidated statements of income, equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dongfeng Dana Axle Co., Ltd. at December 31, 2010, and the consolidated results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

Wuhan, People’s Republic of China

September 10,2011

DONGFENG DANA AXLE CO., LTD.

CONSOLIDATED BALANCE SHEET

(Amounts in Renminbi Yuan “RMB”)

	Notes		December 31, 2010 RMB
Assets
Current assets:
Cash and cash equivalents			221,717,864
Restricted cash			264,102,171
Accounts receivable, net	3		151,160,133
Bills receivable			3,274,027,102
Inventories	4		400,358,755
Due from related parties	9	(b)	1,591,822,593
Deferred tax assets	6		37,085,605
Other current assets and other receivables			17,568,179

Total current assets			5,957,842,402

Property, plant and equipment, net	5		686,410,286
Deposits paid for purchases of property, plant and equipment from related parties	9	(b)	112,887,740
Deposits paid for purchases of property, plant and equipment			122,716,900
Deferred tax assets	6		9,857,440
Other assets			11,372,398

Total assets			6,901,087,166

Liabilities and equity
Current liabilities:
Bills payable			3,333,701,108
Accounts payable			1,489,066,839
Due to related parties	9	(b)	165,820,876
Accrued expenses and other payables	7, 8		413,468,647
Dividend payable	9	(b)	324,791,640

Total current liabilities			5,726,849,110

Other liabilities			9,936,000
Pension and other benefits	7		74,065,000

Total liabilities			5,810,850,110

Commitments and contingencies			—

Equity:
Paid-in capital			500,000,000
Capital surplus			234,921,800
Statutory reserves			111,677,384
Retained earnings			244,155,817
Accumulated other comprehensive income			5,495,459

Equity attributable to Dongfeng Dana Axle Co., Ltd.			1,096,250,460
Non-controlling interest			(6,013,404)

Total equity			1,090,237,056

Total liabilities and equity			6,901,087,166

See accompanying notes to these consolidated financial statements

DONGFENG DANA AXLE CO., LTD.

CONSOLIDATED STATEMENT OF INCOME

(Amounts in Renminbi Yuan “RMB”)

	Note		Year ended December 31, 2010 RMB
Net revenues:
Third parties			2,282,101,457
Related parties	9	(a)	4,754,526,039

Total net revenues			7,036,627,496
Cost of revenues			(6,279,289,625)

Gross profit			757,337,871
Operating expenses:
Selling expenses			(102,245,059)
General and administrative expenses			(340,273,504)
Research and development expenses			(126,284,931)

Operating income			188,534,377
Other income (expense):
Interest income			14,080,453
Foreign currency exchange losses			(163,364)
Other income			3,633,401

Income before income taxes			206,084,867
Income taxes	6		(30,830,500)

Net income			175,254,367
Net loss attributable to the non-controlling interest			2,055,600

Net income attributable to Dongfeng Dana Axle Co., Ltd.			177,309,967

See accompanying notes to these consolidated financial statements

DONGFENG DANA AXLE CO., LTD.

CONSOLIDATED STATEMENT OF EQUITY

(Amounts in Renminbi Yuan “RMB”)

						Equity			Comprehensive income
	Paid-in capital	Capital surplus	Statutory reserves	Retained earnings	Accumulated other comprehensive income	attributable to Dongfeng Dana Axle Co., Ltd.	Non- controlling interest	Total equity	attributable to Dongfeng Dana Axle Co., Ltd.	attributable to Non- controlling interest	Total
Balance as of January 1, 2010	500,000,000	234,921,800	111,677,384	66,845,850	4,864,192	918,309,226	(3,957,804)	914,351,422
Net income	—	—	—	177,309,967	—	177,309,967	(2,055,600)	175,254,367	177,309,967	(2,055,600)	175,254,367
Pension and post-retirement benefits	—	—	—	—	631,267	631,267	—	631,267	631,267	—	631,267

Balance as of December 31, 2010	500,000,000	234,921,800	111,677,384	244,155,817	5,495,459	1,096,250,460	(6,013,404)	1,090,237,056	177,941,234	(2,055,600)	175,885,634

See accompanying notes to these consolidated financial statements

DONGFENG DANA AXLE CO., LTD.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Amounts in Renminbi Yuan “RMB”)

Year ended December 31, 2010 RMB
Cash flows from operating activities
Net income	175,254,367
Adjustments to reconcile net income to net cash generated from operating activities:

Depreciation	193,831,797
Amortization of land use rights	276,632
Change in allowance for doubtful accounts	(3,209,982)
Inventory write-downs	8,123,440
Loss on disposal and retirement of property, plant and equipment	24,271,025
Deferred income taxes	(13,362,915)
Changes in operating assets and liabilities:
Accounts receivable	(58,969,385)
Bills receivable	(1,299,842,206)
Inventories	(103,602,938)
Other current assets and other receivables	(4,712,538)
Due from related parties	(305,180,054)
Accounts payable	499,974,349
Due to related parties	25,018,615
Bills payable	1,520,342,496
Restricted cash for securing bills payable for operating activities	(141,652,294)
Accrued expenses and other payables	190,932,040
Pension and other benefits	2,160,000

Net cash generated from operating activities	709,652,449

Cash flows from investing activities
Purchases of property, plant and equipment	(49,849,907)
Deposits paid for purchases of property, plant and equipment	(156,168,912)
Loans made to a related party	(640,000,000)
Repayments of loans made to a related party	370,000,000
Proceeds from disposals of property, plant and equipment	409,441

Net cash used in investing activities	(475,609,378)

Cash flows from financing activities
Repayment of short-term line of credit	(120,000,000)

Net cash used in financing activities	(120,000,000)

Net increase in cash and cash equivalents	114,043,071
Cash and cash equivalents at beginning of the year	107,674,793

Cash and cash equivalents at end of the year	221,717,864

Supplemental disclosure of cash flow information:
Income taxes paid	29,970,070

Non-cash investing and financing activities:
Purchases of property, plant and equipment included in bills payable and due to related parties	9,100,810
Dividend paid through bills payable	103,905,199

See accompanying notes to these consolidated financial statements

DONGFENG DANA AXLE CO., LTD.

Notes to Consolidated Financial Statements

(Amounts in Renminbi Yuan “RMB”)

1.	Organization and basis of presentation

Dongfeng Dana Axle Co., Ltd. (the “Company”) was established as a limited liability company in Hubei Province, the People’s Republic of China (the “PRC”) on December 2, 2002. The Company and its subsidiary (the “Group”) are principally engaged in the research, design, manufacture, development and sale of axles for commercial and special vehicles in the PRC.

Details of the Company’s subsidiary as of December 31, 2010 are as follows:

Name	Date of establishment	Place of establishment	Percentage of equity interest held by the Company	Principal activities
Xiangfan Donghuan Industry Co., Ltd	September 2, 1997	Hubei, PRC	78.16%	Manufacture of axles

As of December 31, 2010, 75.23% of the Company’s capital was held by Dongfeng Motor Company Limited (“DFL”), 10.96% by Dongfeng (Shiyan) Industry Co., Ltd (“DFSI”), 9.81% by Dongfeng Motor Corporation (“DFM”) and 4% by Dana Mauritius Co., Ltd (“DMCL”) with a total paid-in and registered capital of RMB 500,000,000.

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

2.	Summary of significant accounting policies

(a)	Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary. All significant inter-company transactions and balances between the Company and its subsidiary have been eliminated upon consolidation.

(b)	Use of estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management of the Group to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates and assumptions reflected in the Group’s consolidated financial statements include, but are not limited to, determining the allowance for doubtful accounts, estimating warranty costs, estimating useful lives of property, plant and equipment and the subsequent impairment of property, plant and equipment, accounting for deferred income taxes, determining the realizable value for inventories, and estimating pension and other benefits. Changes in facts and circumstances may result in revised estimates. Actual results could differ from these estimates.

DONGFENG DANA AXLE CO., LTD.

Notes to Consolidated Financial Statements

(Amounts in Renminbi Yuan “RMB”)

(c)	Significant concentrations and risks

Currency convertibility risk

The Group transacts substantially all its business in Chinese Renminbi (“RMB”), which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual-rate system and introduced a single rate of exchange as quoted daily by the People’s Bank of China (the “PBOC”). However, the unification of the exchange rates does not imply that the RMB may be readily convertible into United States dollars (US$) or other foreign currencies. All foreign exchange transactions continue to take place either through the PBOC or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

Foreign currency exchange rate risk

From July 21, 2005, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. The appreciation of the RMB against US$ was approximately 3.0% in the year ended December 31, 2010. While the international reaction to the appreciation of the RMB has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and potentially more significant appreciation of the RMB against the US$.

Customer concentrations

The Group sells its products to related party and third-party commercial vehicle manufacturers in the PRC. The Group generated approximately 68% of total net revenues for the year ended December 31, 2010, from sales to its related parties, among which, sales to a subsidiary of DFL accounted for 61% of total net revenues. Accounts receivable from this related party accounted for approximately 83% of total net outstanding accounts receivable as of December 31, 2010. There were no sales to third-party customers which individually exceeded 10% of the Group’s net revenues for the year ended December 31, 2010. Management expects that the Group’s operating results will, for the foreseeable future, continue to be dependent on the sales to its related parties.

Concentration of credit risk

Financial instruments that potentially subject the Group to significant concentration of credit risk primarily consist of cash and cash equivalents, restricted cash, bills receivable and accounts receivable. As of December 31, 2010, substantially all of the Group’s cash and cash equivalents and restricted cash were deposited in financial institutions located in the PRC, which management believes are of high credit quality. All bills receivable as of December 31, 2010 were short-term notes issued by the financial institutions located in the PRC with good reputation and high credit quality. Accounts receivable are typically unsecured and are derived from revenue earned from customers. The risk with respect to accounts receivable is mitigated by credit evaluations that the Group performs on its customers and its ongoing monitoring of outstanding balances.

DONGFENG DANA AXLE CO., LTD.

Notes to Consolidated Financial Statements

(Amounts in Renminbi Yuan “RMB”)

(c)	Significant concentrations and risks (continued)

Business and economic risk

The Group’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than 30 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

(d)	Foreign currency transactions and translations

The functional currency of the Company and its subsidiary is the RMB as determined based on the criteria of ASC 830, Foreign Currency Matters. The Company uses the RMB as its reporting currency.

Transactions denominated in foreign currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using the applicable exchange rates at each balance sheet date. The resulting exchange differences are recorded in foreign currency exchange losses in the consolidated statement of income.

(e)	Cash, cash equivalents and restricted cash

Cash consists of cash on hand and cash in bank accounts. The Group considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Restricted cash represents amounts held by banks, which is restricted as to withdrawal for use or pledged as security deposits. Such restriction generally ranges from three to six months. Restricted cash of RMB 264,102,171 as of December 31, 2010 represents bank deposits for securing bills payable used for settlement of purchases from suppliers. Upon the expiration and settlement of the outstanding bills payable, the restriction will be released.

(f)	Accounts receivable and allowance for doubtful accounts

Accounts receivable are carried at net realizable value. The Group maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. The Group determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

(g)	Bills receivable

To reduce the Group’s credit risk, the Group has required certain customers to pay for products using bills receivable. Bills receivable represent short-term notes receivable issued by financial institutions that entitle the Group to receive the full face amount from the financial institutions at maturity, which generally ranges from three to six months from the date of issuance. Historically, the Group has experienced no losses on bills receivable.

As of December 31, 2010, bills receivable of RMB 1,664,770,414 were pledged through financial institutions as security deposits to obtain bills payable.

DONGFENG DANA AXLE CO., LTD.

Notes to Consolidated Financial Statements

(Amounts in Renminbi Yuan “RMB”)

(h)	Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the weighted average cost method. Costs of work-in-progress and finished goods are comprised of direct materials, direct labor and an allocation of manufacturing overhead costs.

(i)	Property, plant and equipment, net

Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives. The estimated useful lives of property, plant and equipment are as follows:

Buildings and improvements	25 – 40 years
Machinery and equipment	5 – 12 years
Vehicles	8 years
Software	5 years

Costs incurred in the construction of property, plant and equipment are initially capitalized as construction in progress and transferred into their respective asset categories when the assets are ready for their intended use, at which time depreciation commences.

Repair and maintenance costs are charged to expense when incurred, whereas the cost of renewals and betterment that extend the useful life of fixed assets are capitalized as additions to the related assets. Retirement, sale and disposals of assets are recorded by removing the cost and accumulated depreciation, with any resulting gain or loss reflected in the consolidated statement of income.

When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds received thereon.

Change in estimate

As of January 1, 2010, the Group revised the residual value of its buildings and improvements, machinery and equipment, and vehicles from a range of 3-10% to 0% of the original cost to reflect the current salvage value of its property, plant and equipment. The change in estimate of residual value, in the year ended December 31, 2010, resulted in additional depreciation expense of RMB 113,338,085 and a decrease in operating income and net income amounting to RMB 113,338,085 and RMB 96,370,621, respectively.

(j)	Impairment of property, plant and equipment

Property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of the asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment charge was recognized for the year ended December 31, 2010.

DONGFENG DANA AXLE CO., LTD.

Notes to Consolidated Financial Statements

(Amounts in Renminbi Yuan “RMB”)

(k)	Other assets

Land use rights, included in other assets in the consolidated balance sheet represent amounts paid for the right to use land in the PRC and are recorded at purchase cost less accumulated amortization. Amortization is provided on a straight-line basis over the terms of the respective land use rights agreements, which are 50 years.

(l)	Bills payable

Bills payable represent short-term notes payable issued by financial institutions on behalf of the Group, which entitle the Group’s creditors to receive the full face amount from the financial institutions at maturity that generally ranges from three to six months from the date of issuance.

(m)	Income taxes

The Group accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Group records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

The Group applies ASC 740, Accounting for Income Taxes, to account for uncertainty in income taxes. ASC 740 prescribes a recognition threshold a tax position is required to meet before being recognized in the consolidated financial statements. The Group records unrecognized tax benefits, if any, in the non-current other liabilities line item in the consolidated balance sheet. The Group has elected to classify interest and penalties related to unrecognized tax benefits, if any, as part of “income tax”, in the consolidated statement of income.

(n)	Revenue recognition

The Group recognizes revenue from the sale of products when all of the following criteria within ASC 605, Revenue Recognition are met: 1) persuasive evidence of an arrangement exists; 2) delivery has occurred; 3) the sales price is fixed or determinable; and 4) collectability is reasonably assured. The Group’s sales arrangements are evidenced by sales agreements or purchase orders based on master agreements.

Customers generally take title and assume the risks and rewards of ownership of the products upon acceptance of the products, which generally occurs when products reach their destination point. The product sales price stated in the sales contract or purchase order is final and not subject to adjustment. The Group assesses a customer’s creditworthiness before accepting sales orders. When the criteria above are met, the Group records revenue upon delivery of the product.

The Group’s sales agreements do not provide the customer the right of return, unless the products are defective in which case the Group allows for an exchange of products. Returns have historically been rare. The Group has a sufficiently long period of returns experience from its customers over its operating history, and the evaluation of this historical data enables the Group to reasonably estimate returns. Estimated returns, if any, are recorded as a reduction of net revenue in the same period revenue is recognized and an accrual for such returns is provided in the Group’s consolidated financial statements.

DONGFENG DANA AXLE CO., LTD.

Notes to Consolidated Financial Statements

(Amounts in Renminbi Yuan “RMB”)

(n)	Revenue recognition (continued)

The Group provides cash incentives in the form of rebates to third party customers based on cumulative annual sales volume, and accounts for such incentives as a reduction of revenue in accordance with ASC 605-50-25 Revenue recognition, customer payments and incentives. The Group has recorded rebates to customers amounting to RMB 46,427,938 for the year ended December 31, 2010. As of December 31, 2010, unpaid rebates amounted to RMB 17,661,767, which was included in accrued expenses and other payables.

Revenue is recognized net of all value-added taxes imposed by governmental authorities and collected from customers concurrent with revenue-producing transactions.

(o)	Warranty costs

The Group provides a nine to twelve months warranty on all of its products. Estimated warranty costs are accrued and charged to cost of revenues in the period that the related revenue is recognized. These estimates are derived from historical data, trends of product reliability and costs of repairing and replacing defective products. The liability for warranty costs is recorded in accrued expenses and other payables in the consolidated balance sheet. During the year ended December 31, 2010, the Group’s warranty costs were RMB 104,272,192 while a total warranty payment of RMB 89,421,258 was made. As of December 31, 2010, the outstanding liability for warranty costs was RMB 38,865,872.

(p)	Research and development expenses

Research and development expenses mainly represent employee payroll and other benefits, and materials consumed for testing. Research and development costs are expensed as incurred.

(q)	Pension and other benefits

Defined contribution plans

Pursuant to relevant PRC regulations, the Group is required to make contributions to various defined contribution plans organized by the PRC government. The contributions are made for each qualifying PRC employee on a standard salary base as determined by the PRC governmental authority. Contributions to the defined contribution plan of RMB 139,782,792 were charged to the consolidated statement of income for the year ended December 31, 2010.

Defined benefit plans

The Group participates in the Hubei province supplementary pension plan and the Hubei province supplementary post-retirement allowance pension plan. These two plans are administered by DFM’s Social Welfare Office (“DFM SWO”). According to the terms of these plans, the Group is required to pay monthly contributions for these plans to DFM. These two plans are defined benefit plans because the Group’s obligation towards the supplementary pension and supplementary post-retirement allowance pension are not limited to the monthly contributions made.

In addition, the Group also implemented a salary continuance plan to employees who agree to early retire from their present position prior to their attainment of the retirement age stipulated by the PRC Labor Law. The Group is liable for making monthly salary payments and full social welfare benefits to these early retirees until the earlier of their death or when they have reached the stipulated retirement age.

DONGFENG DANA AXLE CO., LTD.

Notes to Consolidated Financial Statements

(Amounts in Renminbi Yuan “RMB”)

(q)	Pension and other benefits (continued)

The Group recognizes a liability for the plans’ underfunded status in its consolidated balance sheet. The Group recognizes the changes in the funded status in the year in which the changes occur. The changes in the funded status are reported in accumulated other comprehensive income (“AOCI”), which is a separate component of equity.

Management is required to make certain critical estimates related to actuarial assumptions used to determine its pension and other benefits expense and related obligation. The amounts calculated depend on a variety of key assumptions, including discount rates used to determine the present value of the liabilities, mortality, compensation increases and turnover rates. All of these actuarial assumptions are reviewed annually. Changes in these assumptions could have a material impact on the measurement of the pension and other benefit expense and related obligation. See Note 7 for additional information relating to the defined benefit plans and related actuarial assumptions.

(r)	Fair Value of financial instruments

Financial instruments of the Group primarily comprise of cash and cash equivalents, restricted cash, accounts receivable, bills receivables, due from related parties, other receivables, bills payables, accounts payable, due to related parties, and other payables. The carrying values of these financial instruments approximated their fair values due to the short-term maturity of these instruments.

(s)	PRC statutory reserves

In accordance with the relevant laws and regulations of the PRC, PRC enterprises are required to transfer 10% of their after tax profit, as determined in accordance with PRC accounting standard and regulations to a general reserve fund until the balance of the fund reaches 50% of the registered capital of the enterprise. The transfer to this general reserve fund must be made before distribution of dividends can be made. A discretionary enterprise expansion fund is provided at a percentage of net income which is a discretionary percentage determined by the board of directors. As of December 31, 2010, the Group has appropriated RMB 99,522,854 to the general reserve fund and RMB 12,154,530 to the discretionary surplus reserve, which are both included in statutory reserves in the statement of equity, and are restricted from being distributed to the equity owners.

(t)	Cost of revenues

Cost of revenues includes direct and indirect production costs, as well as shipping and handling costs for products sold.

(u)	Leases

Leases are classified at the inception date as either a capital lease or an operating lease. The Group assesses a lease to be a capital lease if any of the following conditions exist: a) ownership is transferred to the lessee by the end of the lease term, b) there is a bargain purchase option, c) the lease term is at least 75% of the property’s estimated remaining economic life or d) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased property to the lessor at the inception date. A capital lease is accounted for as if there was an acquisition of an asset and an incurrence of an obligation at the inception of the lease. The Group has no capital leases as of December 31, 2010.

DONGFENG DANA AXLE CO., LTD.

Notes to Consolidated Financial Statements

(Amounts in Renminbi Yuan “RMB”)

(u)	Leases (continued)

All other leases are accounted for as operating leases wherein rental payments are expensed on a straight-line basis over the periods of their respective leases. The Group has the right to occupy a parcel of land from DFM under operating lease agreements. The operating lease agreements do not contain rent holidays, rent escalation or contingent rent clauses. The lease term begins on the date of initial possession of the lease property for purposes of recognizing lease expense on a straight-line basis over the term of the lease. For the year ended December 31, 2010, total rental expense for all operating leases amounted to RMB 18,281,300.

(v)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220-10, Comprehensive Income: Overall requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Accumulated other comprehensive income of the Group consists of the net change in the Group’s pension and other benefits.

3.	Accounts receivable, net

Accounts receivable from third parties is summarized as follows:

December 31, 2010
RMB
Accounts receivable	162,173,795
Less: allowance for doubtful accounts	(11,013,662)

Accounts receivable, net	151,160,133

The following table presents the movement of allowance for doubtful accounts for the year ended December 31, 2010:

Year ended December 31, 2010
Allowance for doubtful accounts	RMB
Beginning balance	14,223,644
Provided for the year	8,775,003
Recovery of doubtful accounts	(11,984,985)

Ending balance	11,013,662

DONGFENG DANA AXLE CO., LTD.

Notes to Consolidated Financial Statements

(Amounts in Renminbi Yuan “RMB”)

4.	Inventories

Inventories consist of the following:

December 31, 2010
RMB
Raw materials	84,017,520
Work in progress	108,872,190
Finished goods	207,469,045

400,358,755

Write-downs of inventories amounted to RMB 8,123,440 during the year ended December 31, 2010, which were included in cost of revenues in the consolidated statement of income.

5.	Property, plant and equipment, net

Property, plant and equipment consist of the following:

December 31, 2010
RMB
Buildings and improvements	545,465,945
Machinery and equipment	1,489,194,485
Vehicles	30,918,665
Construction in progress	15,103,243
Software	4,663,128

Total property, plant and equipment	2,085,345,466
Less: accumulated depreciation	(1,398,935,180)

Total property, plant and equipment, net	686,410,286

Depreciation of property, plant and equipment was allocated to the following expense items:

Year ended December 31, 2010
RMB
Cost of revenues	180,769,801
Selling expenses	1,033,589
General and administrative expenses	11,325,950
Research and development expenses	702,457

Total depreciation expense	193,831,797

DONGFENG DANA AXLE CO., LTD.

Notes to Consolidated Financial Statements

(Amounts in Renminbi Yuan “RMB”)

6.	Income taxes

The Company and its subsidiary, being established in the PRC, are governed by the income tax law of the PRC and are subject to PRC Enterprise Income Tax. On March 16, 2007, the National People’s Congress of the PRC passed the Corporate Income Tax Law (the “CIT Law”) which became effective January 1, 2008. The CIT Law adopts a uniform tax rate of 25% for all enterprises. The Company, in 2008, was recognized by the Chinese government as a “High and New Technology Enterprise” (“HNTE”) under the CIT Law and entitled to the preferential CIT rate of 15% from 2008 to 2010. In 2011, management of the Company will submit the required documents to renew its HNTE status for the continuous use of the preferential CIT rate of 15% from 2011 to 2013. As management assessed the Company meets the criteria for HNTE, management believes the approval by the authority for HNTE entitlement is highly probable. Therefore, a preferential CIT rate of 15% is applied from 2011 to 2013 when calculating deferred taxes.

All income before income taxes for the year ended December 31, 2010 is derived from the PRC. Income tax expense consisted of the following:

Year ended December 31, 2010
RMB
Current income tax expense	44,193,415
Deferred income tax benefit	(13,362,915)

Total income tax expense	30,830,500

The actual income tax expense reported in the consolidated statement of income differs from the amounts computed by applying the PRC statutory tax rate of 25% to income from operations before income taxes as a result of the following:

Year ended December 31, 2010
RMB
Computed “expected” income tax expense	51,521,217
Preferential tax rate differential	(17,903,633)
Change in the valuation allowance	(145,333)
Research and development expenses	(10,112,727)
Tax rate differential on deferred income tax assets	(432,059)
Non-deductible expenses
Staff welfare related expenses	4,285,588
Entertainment and penalty	398,664
Others	3,573,948
Others	(355,165)

Total income tax expense	30,830,500

DONGFENG DANA AXLE CO., LTD.

Notes to Consolidated Financial Statements

(Amounts in Renminbi Yuan “RMB”)

6.	Income taxes (continued)

Deferred income tax assets consist of the following:

December 31,
2010
RMB
Deferred tax assets, current portion:

Salaries and welfare payables	19,237,529
Accrued expenses and other payables	12,059,955
Warranty costs	5,828,531
Less: valuation allowance	(40,410)

Total current deferred tax assets	37,085,605

Deferred tax assets, non-current portion:

Retirement of property, plant and equipment	6,095,603
Pension and other benefits	3,899,050
Tax loss carryforward	10,361,469
Less: valuation allowance	(10,498,682)

Total non-current deferred tax assets	9,857,440

Net deferred income tax assets	46,943,045

In assessing the ability to realize the deferred tax assets, the Group has considered whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Group records a valuation allowance to reduce deferred tax assets to a net amount that management believes is more-likely-than-not of being realizable based on the weight of all available evidence. As of December 31 2010, the Group recorded a total valuation allowance of RMB 10,539,092.

As of December 31, 2010, the Group had net operating losses of RMB 10,361,469 from its subsidiary, which can be carried forward to offset future net profit for income tax purposes. The net operating loss carryforward as of December 31, 2010 will expire in years 2011 to 2015 if not utilized.

As of December 31, 2010, the Group recorded nil unrecognized tax benefits. The Group has no material unrecognized tax benefit which would affect the effective income tax rate. The Group does not anticipate any significant increases or decreases to its liability for unrecognized tax benefits within the next twelve months.

Tax years 2007 through 2010 for the Group remain open to examination by the tax authorities as of December 31, 2010.

DONGFENG DANA AXLE CO., LTD.

Notes to Consolidated Financial Statements

(Amounts in Renminbi Yuan “RMB”)

7.	Pension and other benefits

The Group participates in the Hubei province supplementary pension plan and the Hubei province supplementary post-retirement allowance pension plan. These two plans are administered by DFM’s SWO. According to the terms of these plans, the Group is required to pay monthly contributions for these plans to DFM. These two plans are defined benefit plans (the “Pension Benefits”) because the Group’s obligation towards the supplementary pension and supplementary post-retirement allowance pension are not limited to the monthly contributions made.

In addition, the Group also implemented a salary continuance plan to employees who agree to early retire from their present position prior to their attainment of the retirement age stipulated by PRC labor law (the “Other Benefits”). The Group is liable for making monthly salary payments and full social welfare benefits to these early retirees until the earlier of their death or when they have reached the stipulated retirement age.

The fair value of the plan assets as of January 1, 2010 was determined as RMB nil. As of December 31, 2010, no plan asset was recognized because the Group’s contributions approximated the benefits paid during the year ended December 31, 2010. The Group’s best estimate of contributions expected to be paid for Pension Benefits during the year ending December 31, 2011 is RMB 4,682,000. Employees are not required to make any contributions.

Obligations and funded status

The following table sets forth the changes in the benefit obligation for the Group’s benefit plans:

	Year ended December 31, 2010
	RMB
	Pension Benefits	Other Benefits
Beginning balance	61,658,000	27,352,000
Interest cost	2,222,000	823,000
Benefit paid	(4,771,000)	(12,184,000)
Actuarial (gain)/loss	(1,689,000)	1,295,000
Increase due to additional participants	—	16,077,000

Ending balance (net liability recognized)	57,420,000	33,363,000

Accumulated pension and other benefit amounts recognized in the consolidated balance sheet are as follows:

	December 31, 2010
	RMB
	Pension Benefits	Other Benefits
Current liability	4,682,000	12,036,000
Non-current liability	52,738,000	21,327,000

Accumulated benefit obligation	57,420,000	33,363,000

DONGFENG DANA AXLE CO., LTD.

Notes to Consolidated Financial Statements

(Amounts in Renminbi Yuan “RMB”)

7.	Pension and other benefits (continued)

Components of net periodic benefit cost

Net periodic benefit cost for the pension and other benefit plans consisted of the following:

	Year ended December 31, 2010
	RMB
	Pension Benefits	Other Benefits
Interest cost	2,222,000	823,000
Amortization of actuarial gain	(7,000)	—
Additional participants	—	16,077,000

Total cost recognized	2,215,000	16,900,000

There are new internal retirees that entered the post-employment salary continuance plan in 2010. The impact was recognized immediately as expense in 2010.

Amounts recognized in AOCI (pretax) consist of:

	Year ended December 31, 2010
	RMB
	Pension Benefits	Other Benefits
Actuarial gain/ (loss)	6,128,000	(763,000)

Amounts in AOCI expected to be recognized as components of net periodic cost (pretax) in 2011 are as follows:

	Pension Benefits	Other Benefits
Amortization of actuarial gain	(23,000)	—

Assumptions

The following weighted-average assumptions were used to determine benefit obligations and net periodic benefit cost:

December 31, 2010
Pension Benefits
Discount rate	4%
Group salary increase rate	6%-8%
Provincial salary increase rate	12%-8%

December 31, 2010
Other Benefits
Discount rate	4%
Long term inflation	4.5%

DONGFENG DANA AXLE CO., LTD.

Notes to Consolidated Financial Statements

(Amounts in Renminbi Yuan “RMB”)

7.	Pension and other benefits (continued)

The discount rate assumptions used to account for pension and other benefit plans reflect the rate at which the benefit obligations could be effectively settled. The discount rate at December 31, 2010, was determined using a cash flow matching technique by reference to the yield curve of the PRC government bond rate. The salary increase rate and provincial salary increase rate are determined by the Group based upon annual salary reviews.

Cash flows

The Group’s estimated future benefit payments for pensions and other benefit plans are as follows:

	Pension Benefits	Other Benefits
2011	4,682,000	12,036,000
2012	4,596,000	9,059,000
2013	4,504,000	6,076,000
2014	4,406,000	4,340,000
2015	4,301,000	2,206,000
Years 2016 -2020	19,712,000	587,000

8.	Accrued expenses and other payables

Accrued expenses and other payables consist of the following:

December 31,
2010
RMB
Advances from customers	80,250,857
Salaries and welfare payables	162,984,127
Pension and other benefits	16,718,000
Income taxes payable	31,827,943
Royalty fee payable	32,419,265
Accrued rebates	17,661,767
Warranty costs	38,856,872
Other payables	32,749,816

Total accrued expenses and other payables	413,468,647

DONGFENG DANA AXLE CO., LTD.

Notes to Consolidated Financial Statements

(Amounts in Renminbi Yuan “RMB”)

9.	Related party transactions and balances

The Group’s related parties are as follows:

Related party	Relationship
DFL	Owner
DFM	Owner
DFSI	Owner
Dongfeng Motor Finance Co., Ltd.	DFL’s subsidiary

(a)	The related party transactions for the year ended December 31, 2010 were as follows:

i.	Sales

Year ended
December 31,
2010
RMB
DFL and its subsidiaries	4,733,306,310
DFL’s related party	21,219,729

4,754,526,039

ii.	ii. Purchase of spare parts and raw materials

Year ended
December 31,
2010
RMB
DFL and its subsidiaries	482,354,193

iii.	Purchase of machinery and equipment

Year ended
December 31,
2010
RMB
DFL’s subsidiary	50,938,554
DFM	9,181,386

60,119,940

iv.	Warranty costs

Year ended
December 31,
2010
RMB
DFL	72,710,558
DFSI’s subsidiary	2,393,901

75,104,459

DONGFENG DANA AXLE CO., LTD.

Notes to Consolidated Financial Statements

(Amounts in Renminbi Yuan “RMB”)

9.	Related party transactions and balances (continued)

v.	Operating lease

Year ended
December 31,
2010
RMB
DFM	18,281,300

vi.	Transportation, water, electricity and other utility charges

Year ended
December 31,
2010
RMB
DFM	59,461,214
DFL	6,108,518

65,569,732

vii.	Loans made to a related party

Year ended
December 31,
2010
RMB
Dongfeng Motor Finance Co., Ltd.	640,000,000

viii.	Repayments of loans made to a related party

Year ended
December 31,
2010
RMB
Dongfeng Motor Finance Co., Ltd.	370,000,000

The above transactions (vii and viii) represent amounts drawn under an unsecured loan facility for a maximum of RMB 550,000,000 and the corresponding repayment of loans received during the year ended December 31, 2010. The outstanding balance of the facility as at December 31, 2010 was RMB 270,000,000. These loans bear an annual interest rate of 3%. During the year ended December 31, 2010, the Group received interest income amounting to RMB 10,687,500 on this loan facility. On December 31, 2010, the termination date of the original loan facility was extended to December 31, 2011.

(b)	Balances due from and due to related parties as at 31 December 2010 are summarized as follows:

i.	Due from related parties

December 31,
2010
RMB
DFL and its subsidiaries	1,591,822,593

All the balances due from the related parties are interest-free except for the balance due from Dongfeng Motor Finance Co., Ltd. of which the interest and terms are further disclosed in Note 9 (a) (viii) of these financial statements. All outstanding balances due are collectible in accordance with the credit terms agreed with the relevant related parties.

DONGFENG DANA AXLE CO., LTD.

Notes to Consolidated Financial Statements

(Amounts in Renminbi Yuan “RMB”)

9.	Related party transactions and balances (continued)

ii.	Deposits paid for purchases of property, plant and equipment

December 31,
2010
RMB
DFL and its subsidiaries	112,887,740

The outstanding balances represent deposits paid for purchase of property, plant and equipment in accordance with relevant contracts.

iii.	Due to related parties

December 31,
2010
RMB
DFM	34,603,887
DFL and its subsidiaries	131,216,989

165,820,876

The outstanding balances are interest-free and are repayable in accordance with the credit terms agreed with the relevant related parties.

iv.	Dividend payable

December 31,
2010
RMB
DFL	324,791,640

The outstanding balance represents the cumulative dividend payable to DFL. The dividends were declared in 2003 and 2007, respectively. This dividend payable is interest free and due on demand.

DONGFENG DANA AXLE CO., LTD.

Notes to Consolidated Financial Statements

(Amounts in Renminbi Yuan “RMB”)

10.	Commitments and contingencies

As of December 31, 2010, the Group had a purchase commitment amounting to RMB 128,458,191 in relation to purchases of machinery and equipment. This purchase commitment is to be fulfilled within the next year.

As of December 31, 2010, the Group has committed to a contract to occupy a parcel of land from DFM. The contract commenced in 2003 and will expire in 2053. Future minimum payments under this non-cancelable operating lease as of December 31, 2010 consist of the following:

RMB
2011	18,281,300
2012	18,281,300
2013	18,281,300
2014	18,281,300
2015	18,281,300
Thereafter	683,519,526

774,926,026

11.	Subsequent events

In accordance with ASC 855 Subsequent Events, as amended by ASU 2010-09, the Group has evaluated subsequent events through September 10, 2011, which was also the date that these consolidated financial statements were issued.

On December 13, 2010, the board of directors of the Company approved the acquisition of 25.23%, 10.96%, 9.81% and 4% equity interest in the Company from its existing owners namely DFL, DFSI, DFM and DMCL, respectively, by Dana Hong Kong Holding Co., Ltd (“Dana HK”). Dana Holding Corporation (“Dana Holding”) is the ultimate holding company of Dana HK and DMCL.

On February 11, 2011, Dana HK executed an equity transfer agreement with DFL, DFSI, DFM (collectively, “the Selling Equity Holders”) to acquire the Selling Equity Holders’ equity interest in the Company for an aggregate purchase consideration of RMB 800,000,000. On the same date, DMCL also transferred its 4% equity interest to Dana HK.

On June 16, 2011, and June 22, 2011, the Xiangyang Commercial Bureau of Hubei Province approved the equity transfer and issued an updated business license reflecting the change in equity, respectively. On June 30, 2011, Dana HK paid the aggregate purchase consideration of RMB 800,000,000 to the Selling Equity Holders. On June 30, 2011, the equity transfer was complete and the Company became a jointly controlled entity equally owned by DFL and Dana HK.

Pursuant to the Licensing Contract for Technology and Know-How entered into between the Group and Dana Holding on March 14, 2007, Dana Holding licensed its proprietary technology for developing axle designs to the Group in exchange for a royalty fee. The Group’s royalty fee accrual amounted to RMB 32,419,265 as of December 31, 2010. On February 11, 2011, a supplementary joint venture agreement was entered into between DFL and Dana Holding pursuant to which Dana Holding agreed to waive the RMB 32,419,265 royalty fee due from the Group if Dana Holding acquires an additional 46% equity interest in the Group (“Dana acquisition”) as mentioned above. In view that the Dana acquisition was completed on June 30, 2011 as mentioned above, the Group reversed the royalty fee accrual on June 30, 2011.

DONGFENG DANA AXLE CO., LTD.

Notes to Consolidated Financial Statements

(Amounts in Renminbi Yuan “RMB”)

11.	Subsequent events (continued)

On July 13, 2011, the board of directors of the Company declared dividends payable of RMB 207,819,288 related to cumulative undistributed profits prior to January 1, 2011 to the original equity holders of the Company based on their respective equity interests prior to June 30, 2011.

On the same date, the board of directors of the Company also decided that the amount of undistributed profits from January 1, 2011 through June 30, 2011 will be determined and distributed to the original equity holders of the Company based on their respective equity interests prior to June 30, 2011 within ten business days after the issue date of an independent auditor’s report on the Company’s financial statements, which are prepared under the Accounting Standards for Business Enterprises, for the six months ended June 30, 2011.